Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

FIRST FISCAL QUARTER 2018

SAN JOSE, Calif. — Oct. 26, 2017 — Western Digital Corp. (NASDAQ: WDC) today reported revenue of $5.2 billion, operating income of $905 million and net income of $681 million, or $2.23 per share, for its first fiscal quarter ended Sept. 29, 2017. The GAAP net income for the period includes charges associated with the company’s acquisitions. Excluding these charges and after other non-GAAP adjustments, first quarter non-GAAP operating income was $1.4 billion and non-GAAP net income was $1.1 billion, or $3.56 per share.

In the year-ago quarter, the company reported revenue of $4.7 billion, operating income of $232 million and net loss of $366 million, or $(1.28) per share. Non-GAAP operating income in the year-ago quarter was $736 million and non-GAAP net income was $448 million, or $1.54 per share.

The company generated approximately $1.1 billion in cash from operations during the first fiscal quarter of 2018, ending with $7.0 billion of total cash, cash equivalents and available-for-sale securities. On Aug. 2, 2017, the company declared a cash dividend of $0.50 per share of its common stock, which was paid to shareholders on Oct. 16, 2017.

“We continued our strong financial performance in the September quarter, demonstrating the power of our platform and underscoring the differentiated value we can deliver as a comprehensive data storage solutions leader,” said Steve Milligan, chief executive officer. “We generated strong operating cash flow, reflecting continued healthy demand in many of our end markets, most notably in our flash-based businesses. With unabated growth in data creation leading to new challenges and opportunities for our customers, our transformation continues to resonate in the marketplace.”

Western Digital Announces Financial Results for First Fiscal Quarter 2018

The investment community conference call to discuss these results and the company’s guidance for the second fiscal quarter 2018 will be broadcast live over the Internet today at 2:00 p.m. Pacific/5:00 p.m. Eastern. The live and archived conference call/webcast can be accessed online at investor.wdc.com. Supplemental financial information, including the company’s guidance for the second fiscal quarter, will also be posted on the same website. The telephone replay number in the U.S. is 1(855) 859-2056 or +1(404) 537-3406 for international callers. The required passcode is 96840040.

About Western Digital®

Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data.

Western Digital® data-centric solutions are marketed under the G-Technology™, HGST, SanDisk®, Tegile™, Upthere™ and WD® brands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its first fiscal quarter ended Sept. 29, 2017; market positioning; product portfolio; growth strategy; and market and demand trends. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s first fiscal quarter ended Sept. 29, 2017, included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm and other developments that may arise between now and

Western Digital Announces Financial Results for First Fiscal Quarter 2018

the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on Aug. 29, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, HGST, SanDisk, Tegile, Upthere and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

Company contacts:

Western Digital Corp.

Investor Contact:

Bob Blair

949.672.7834

robert.blair@wdc.com

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Sep. 29, 2017	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$6,886	$6,354
Short-term investments	35	24
Accounts receivable, net	2,101	1,948
Inventories	2,302	2,341
Other current assets	496	389

Total current assets	11,820	11,056
Property, plant and equipment, net	3,048	3,033
Notes receivable and investments in Flash Ventures	1,462	1,340
Goodwill	10,073	10,014
Other intangible assets, net	3,545	3,823
Other non-current assets	557	594

Total assets	$30,505	$29,860

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,066	$2,144
Accounts payable to related parties	226	206
Accrued expenses	1,271	1,069
Accrued compensation	468	506
Accrued warranty	180	186
Current portion of long-term debt	258	233

Total current liabilities	4,469	4,344
Long-term debt	12,873	12,918
Other liabilities	1,104	1,180

Total liabilities	18,446	18,442
Total shareholders’ equity	12,059	11,418

Total liabilities and shareholders’ equity	$30,505	$29,860

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts; unaudited)

	Three Months Ended
	Sep. 29, 2017	Sep. 30, 2016
Revenue, net	$5,181	$4,714
Cost of revenue	3,268	3,379

Gross profit	1,913	1,335

Operating expenses:
Research and development	592	639
Selling, general and administrative	364	396
Employee termination, asset impairment and other charges	52	68

Total operating expenses	1,008	1,103

Operating income	905	232
Interest and other expense, net	(195)	(503)

Income (loss) before taxes	710	(271)
Income tax expense	29	95

Net income (loss)	$681	$(366)

Income (loss) per common share:
Basic	$2.31	$(1.28)

Diluted	$2.23	$(1.28)

Weighted average shares outstanding:
Basic	295	285

Diluted	306	285

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended
	Sep. 29, 2017	Sep. 30, 2016
Operating Activities
Net income (loss)	$681	$(366)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	533	508
Stock-based compensation	97	99
Deferred income taxes	36	147
Loss on disposal of assets	1	4
Write-off of issuance costs and amortization of debt discounts	10	247
Loss on convertible debt and related instruments	—	5
Other non-cash operating activities, net	11	1
Changes in operating assets and liabilities, net	(236)	(205)

Net cash provided by operating activities	1,133	440

Investing Activities
Purchases of property, plant and equipment, net	(155)	(183)
Activity related to Flash Ventures, net	(131)	(27)
Acquisitions, net of cash acquired	(93)	—
Investment activity, net	(22)	9
Strategic investments and other, net	23	(1)

Net cash used in investing activities	(378)	(202)

Financing Activities
Employee stock plans, net	(41)	26
Proceeds from acquired call option	—	61
Dividends paid to shareholders	(147)	(142)
Proceeds from debt, net of issuance costs	—	3,985
Settlement of debt hedge contracts	26	—
Repayment of debt	(62)	(8,242)

Net cash used in financing activities	(224)	(4,312)

Effect of exchange rate changes on cash	1	—

Net increase (decrease) in cash and cash equivalents	532	(4,074)
Cash and cash equivalents, beginning of period	6,354	8,151

Cash and cash equivalents, end of period	$6,886	$4,077

WESTERN DIGITAL CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts; unaudited)

	Three Months Ended
	Sep. 29, 2017	Sep. 30, 2016
GAAP cost of revenue	$3,268	$3,379
Amortization of acquired intangible assets	(279)	(202)
Stock-based compensation expense	(13)	(13)
Acquisition-related charges	—	(17)
Charges related to cost saving initiatives	13	(30)
Other	—	(2)

Non-GAAP cost of revenue	$2,989	$3,115

GAAP gross profit	$1,913	$1,335
Amortization of acquired intangible assets	279	202
Stock-based compensation expense	13	13
Acquisition-related charges	—	17
Charges related to cost saving initiatives	(13)	30
Other	—	2

Non-GAAP gross profit	$2,192	$1,599

GAAP operating expenses	$1,008	$1,103
Amortization of acquired intangible assets	(40)	(40)
Stock-based compensation expense	(84)	(86)
Employee termination, asset impairment and other charges	(52)	(68)
Acquisition-related charges	(4)	(10)
Charges related to cost saving initiatives	(9)	(33)
Other	—	(3)

Non-GAAP operating expenses	$819	$863

GAAP operating income	$905	$232
Cost of revenue adjustments	279	264
Operating expense adjustments	189	240

Non-GAAP operating income	$1,373	$736

GAAP interest and other expense, net	$(195)	$(503)
Convertible debt activity, net	—	5
Debt extinguishment costs	—	267
Other	(5)	4

Non-GAAP interest and other expense, net	$(200)	$(227)

GAAP income tax expense	$29	$95
Income tax adjustments	55	(34)

Non-GAAP income tax expense	$84	$61

	Three Months Ended
	Sep. 29, 2017	Sep. 30, 2016
GAAP net income (loss)	$681	$(366)
Amortization of acquired intangible assets	319	242
Stock-based compensation expense	97	99
Employee termination, asset impairment and other charges	52	68
Acquisition-related charges	4	27
Charges related to cost saving initiatives	(4)	63
Convertible debt activity, net	—	5
Debt extinguishment costs	—	267
Other	(5)	9
Income tax adjustments	(55)	34

Non-GAAP net income	$1,089	$448

Diluted income (loss) per common share:
GAAP	$2.23	$(1.28)

Non-GAAP	$3.56	$1.54

Diluted weighted average shares outstanding:
GAAP	306	285

Non-GAAP	306	290

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income and non-GAAP diluted income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, acquisition-related charges, charges related to cost saving initiatives, convertible debt activity, debt extinguishment costs, other charges, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company’s acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Acquisition-related charges. In connection with the company’s business combinations, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company’s business, the company has incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company’s channel partners or vendors, transforming the company’s information systems infrastructure, integrating the company’s product roadmap, and accelerated depreciation on assets.

Convertible debt activity, net. The company excludes non-cash economic interest expense associated with the convertible senior notes, the gains and losses on the conversion of the convertible senior notes and call option, and unrealized gains and losses related to the change in fair value of the exercise option and call option. These charges and gains and losses do not reflect the company’s operating results, and the company believes are not indicative of the underlying performance of its business.

Debt extinguishment costs. From time-to-time, the company replaces its existing debt with new financing at more favorable interest rates or utilize available capital to settle debt early, both of which generate interest savings in future periods. The company incurs debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These gains and losses do not reflect the company’s operating results, and the company believes are not indicative of the underlying performance of its business.

Other charges. From time-to-time, the company sells or impairs investments or other assets which are not considered necessary to its business operations; are a party to legal or arbitration proceedings, which could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies; or incur other charges or gains which the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments reflect the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments.